PURCHASE AGREEMENT
                                  BY AND AMONG
                           WESTSIDE ENERGY CORPORATION
                            SPINDRIFT PARTNERS, L.P.

                       SPINDRIFT INVESTORS (BERMUDA), L.P.

                                       AND
                           KNIGHT ENERGY GROUP II, LLC

                               PURCHASE AGREEMENT
     This PURCHASE AGREEMENT, dated as of November 9, 2007 (this "Agreement"), is by and among Westside Energy Corporation, a Nevada corporation (the "Company"), and Spindrift Partners, L.P., Spindrift Investors (Bermuda), L.P., and Knight Energy Group II, LLC (the "Purchasers" and individually each a "Purchaser").

WHEREAS, the Company desires to sell 2,456,140 shares ("Subject Shares") of common stock, par value $.01 per share, of the Company (the "Common Shares"), to the Purchasers at $2.85 per share, and each Purchaser desires to purchase the portion of the Subject Shares from the Company set forth opposite its name on the signature page hereto, each in accordance with the provisions of this Agreement; and

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

"Action" against a Person means any lawsuit, action, proceeding, investigation, mediation, arbitration or complaint, whether formal or informal, by, before or otherwise involving any Governmental Authority, mediator or arbitrator.

"Affiliate" means, with respect to a specified Person, any other Person, whether now in existence or hereafter created or acquired, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, "controlling", "controlled by" and "under common control with") means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

"Agreement"  shall  have  the  meaning  specified in the introductory paragraph.

"Basic Documents" means, collectively, this Agreement, the Registration Rights Agreement entered into as of the date hereof by the Company and the Purchasers, and any and all other agreements or instruments executed and delivered by the Parties to evidence the execution, delivery and performance of this Agreement, and any amendments, supplements, continuations or modifications thereto.

"Business Day" means any day other than a Saturday, a Sunday or a legal holiday for commercial banks in Houston, Texas.

"Closing"  shall  have  the  meaning  specified  in  Section  2.02.

"Closing  Date"  shall  have  the  meaning  specified  in  Section  2.02.

"Code" means the Internal Revenue Code of 1986, as amended from time to time. "Commission" means the United States Securities and Exchange Commission.

"Company"  shall  have  the  meaning  specified  in  the introductory paragraph.

"Company Financial Statements" shall have the meaning specified in Section 3.03.

"CompanyMaterial Adverse Effect" means any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations, prospects or affairs of the Company and its Subsidiaries, taken as a whole, other than those occurring as a result of general economic or financial conditions or any other developments that are not unique to and do not have a material disproportionate impact on the Company but also affect other Persons who participate in or are engaged in the lines of business in which the Company participate or are engaged or (ii) the ability of the Company to carry out its business as of the date of this Agreement.

"Company Organizational Documents" means, collectively, the Articles of Incorporation filed by the Company with the Secretary of State of the State of Nevada and the bylaws of the Company, both as amended to date.

"Disclosure Schedules" shall have the meaning specified in Article III. "Environmental Laws" means all Laws relating to pollution or protection of human health and safety, the environment or natural resources, including Laws relating to releases or threatened releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder. "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

"Governmental Authority" shall include the country, state, county, city and political subdivisions in which any Person or such Person's Property is located or that exercises valid jurisdiction (or purports to, or is otherwise alleged to, exercise valid jurisdiction) over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authorities that exercise valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over (or purports to, or is otherwise alleged to, exercise valid jurisdiction), where applicable, the Company or any of its Property or the Purchasers.

"Hazardous Materials" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. 300.5, or defined as such by, or regulated as such under, any Environmental Law.

"Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person evidenced by notes, debentures or similar instruments, (iii) all capital lease obligations of such Person, (iv) all obligations of another, which are secured by any Lien on property owned or acquired by such Person, (iv) all obligations of such Person in respect of the deferred purchase price of assets, services or securities (other than ordinary course trade accounts payable), (v) all obligations of such Person under conditional sale, title, retention or similar arrangements, (vi) all obligations of such Person, whether contingent or matured, in respect of letters of credit issued for the account of such Person,
(vii) all obligations of such Person under obligations, whether contingent or matured, of such Person with respect to bankers' acceptances, surety bonds or other financial guarantees, interest rate swap agreements, interest rate cap agreements or other agreements with respect to exposure to interest rates or foreign exchange contracts, currency swap agreements or other agreements with respect to currency values, (viii) all interest, premium, penalties and other amounts owing in respect of the items described in the foregoing clauses (i) through (vii) and (ix) all obligations of such Person under the guaranty of the Indebtedness of any other Person.

"Indemnified  Party"  shall  have  the  meaning  specified  in  Section  7.01.

"Law" means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

"Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

"Party" or "Parties" means the Company and the Purchasers, individually or collectively, as the case may be.

"Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

"Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

"Purchaser"  shall  have  the  meaning  specified in the introductory paragraph.

"Representatives" of any Person means the Affiliates, control persons, officers, directors, managers, employees, agents, counsel, investment bankers and other representatives of such Person.

"Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

"Subsidiary" means any entity in which the Company owns, directly or indirectly, 100% of the capital stock or other equity interests.

ARTICLE II

SALE AND PURCHASE

Section 2.01. Sale and Purchase. On and subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties set forth herein, at the Closing, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, the number of Subject Shares set forth opposite such Purchaser's name on the signature page hereto. On and subject to the terms and conditions of this Agreement, each Purchaser agrees to pay the Company two dollars and eighty-five cents ($2.85) (the "Purchase Price") for each Subject Share such Purchaser is purchasing hereunder.

Section 2.02. Closing. The execution and delivery of the Basic Documents, the payment by the Purchasers of the Purchase Price and execution and delivery of all other instruments, agreements and other documents required by this Agreement (the "Closing") shall take place within three business days of the date the Company provides evidence to the Purchasers that the American Stock Exchange ("AMEX") has approved the listing of the Subject Shares (the "Closing Date"). If the AMEX has not approved the listing of the Subject Shares by November 29, 2007, each Purchaser shall have the right to terminate all of its obligations under this Agreement. If a Purchaser gives written notice of its election to terminate its obligations under this Agreement because of the failure to receive timely AMEX approval, all of such Purchaser's obligations and the Company's obligations with respect to such Purchaser, in each case under this Agreement, shall be terminated and of no further force and effect.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the corresponding sections of the disclosure schedules delivered to the Purchasers by the Company simultaneously with the execution and delivery of this Agreement (the "Disclosure Schedules"), the Company represents and warrants to the Purchasers, on and as of the date of this Agreement and on and as of the Closing Date, as follows:

Section 3.01. Existence. The Company and each of its Subsidiaries: (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the Laws of the state of its organization; (ii) has all requisite corporate or limited liability company power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its Properties and carry on its business as its business is now being conducted or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualifications necessary, except where failure so to qualify has not had and would not reasonably be expected to have, individually or in the aggregate with any other such failures, a Company Material Adverse Effect.

Section  3.02.     Capitalization  and  Valid  Issuance  of Subject  Shares.

(a) Section 3.02(a) of the Disclosure Schedules accurately sets forth all of the issued and outstanding capital stock of the Company after giving effect to the Closing. All of the issued and outstanding shares of such capital stock have been duly authorized and validly issued in accordance with applicable Law and the Company Organizational Documents and are fully paid and non-assessable and have not be issued in violation of, and are not otherwise subject to, any pre-emptive rights. All of the Subject Shares to be issued at the Closing will have been duly authorized and validly issued in accordance with applicable Law and the Company Organizational Documents and will be fully paid, non-assessable and free of any Liens, and will not be issued in violation of any pre-emptive rights, with no personal liability attaching to the ownership thereof.

(b) Other than as set forth in Section 3.02(a), neither the Company nor any of its Subsidiaries has any agreements or stock incentive plans that contemplate the issuance of capital stock (or securities convertible into or exchangeable for capital stock). Neither the Company nor any of its Subsidiaries has any outstanding Indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the stockholders may vote. Other than as set forth in Section 3.02(a), there are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, agreements, claims or commitments of any character obligating the Company or any of its Subsidiaries to issue, transfer or sell any capital stock in the Company or any of its Subsidiaries or securities convertible into or exchangeable for such capital stock, (ii) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock in the Company or any of its Subsidiaries or any such securities or agreements listed in clause (i) of this sentence or (iii) voting trusts or similar agreements to which the Company any of its Subsidiaries, or to the knowledge of the Company, to which any owner of capital stock of the Company, is a party with respect to the voting of the capital stock of the Company.

(c) Except as set forth in the SEC Documents or Section 3.02(c) of the Disclosure Schedules, (i) the Company does not have any Subsidiaries, and, does not own any capital stock of, assets comprising the business of, obligations of, or any other interest (including any equity or partnership interest) in, any person or entity; (ii) the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

Section  3.03.     SEC  Documents.

          (a) Since December 31, 2005, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Exchange Act, and the rules and regulations promulgated thereunder (collectively, the "SEC DOCUMENTS"). Each of the SEC Documents, as of the respective dates thereof (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each SEC Document, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document. The Company covenants that the Form 10-QSB for the quarter ended September 30, 2007 will be timely filed on or before November 14, 2007 and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.

          (b) The Company's financial statements filed with the SEC for the year ended December 31, 2006, and for all interim periods since such date (the "CompanyFinancial Statements"), at the time filed with the SEC complied as to form in all material respects with GAAP, and fairly present (subject in the case of interim statements to normal, recurring and year-end adjustments) in all material respects the consolidated financial position and status of the business of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

          (c) The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications. The Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations issued thereunder by the SEC. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. The Company's certifying officers have evaluated the effectiveness of the Company's disclosure controls and procedures as of the end of the period covered by the Company's most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date"). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company's internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

Section 3.04. No Material Adverse Change. Since January 1, 2007, the Company and each of its Subsidiaries has conducted its business in the ordinary course, consistent with past practice, and there has been and is no (i) occurrence, development, change, fact, circumstance or condition, that has had or would reasonably be expected to have, individually or in the aggregate with any other such occurrences, developments, changes, facts, circumstances or conditions, a Company Material Adverse Effect, (ii) acquisition or disposition of any material asset by the Company or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business, (iii) material change in the Company's accounting principles, practices or methods or (iv) incurrence of material Indebtedness.

Section 3.05. No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries is subject to any liabilities, other than (i) as reflected in the Company Financial Statements and (ii) liabilities incurred since the date of the Company Financial Statements in the ordinary course of business consistent with past practice.

Section 3.06.     Litigation.

(a) Except as set forth in Section 3.06(a) of the Disclosure Schedules, there is no Action pending or, to the knowledge of the Company, overtly threatened against the Company, any of its Subsidiaries or any of their respective officers, directors or Properties which (individually or in the aggregate) has had or reasonably would be expected to have a Company Material Adverse Effect or which challenges the validity of any of the Basic Documents.

(b) To the knowledge of the Company, no event has occurred nor does any circumstance exist that is reasonably likely to give rise to, or serve as a valid basis for, the commencement of any Action against or affecting the Company or any of its Subsidiaries (i) in connection with its entering into the Basic Documents to be executed and delivered by them or the consummation by them of the transactions contemplated hereby or thereby, or the performance by them of the obligations hereunder or thereunder or (ii) which (individually or in the aggregate) has had or reasonably would be expected to have a Company Material Adverse Effect or which challenges the validity of any of the Basic Documents.

(c) As of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by any decree, order, injunction, settlement agreement, arbitration decision, award or any agreement entered into in any Action with respect to or affecting the capital stock in the Company or the properties, assets, personnel or business activities of the Company or any of its Subsidiaries.

Section 3.07. No Breach. The execution, delivery and performance by the Company of the Basic Documents and all other agreements and instruments in connection with the transactions contemplated by the Basic Documents, and compliance by the Company with the terms and provisions hereof and thereof, do not and will not (a) violate any provision of any Law, governmental permit, determination or award having applicability to the Company or any of its Subsidiaries or any of their respective Properties, (b) conflict with or result in a violation of any provision of any of the Company Organizational Documents,
(c) require any consent, approval or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any note, bond, mortgage, license, or loan or credit agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective Properties may be bound or
(ii) any other agreement, instrument or obligation, or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by the Company or any of its Subsidiaries.

Section 3.08. Authority. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party and to consummate the transactions contemplated thereby; the execution, delivery and performance by the Company of each of the Basic Documents, and the consummation of the transactions contemplated thereby, including the issuance of the Subject Shares, have been duly authorized by all necessary action on its part; and the Basic Documents constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors' rights generally or by general principles of equity.

Section 3.09. Approvals. Other than the approval of listing of the Subject Shares by the AMEX, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Company of any of the Basic Documents to which it is a party.

Section 3.10. Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the sale and issuance of the Subject Shares pursuant to this Agreement are exempt from the registration requirements of the Securities Act and the registration and qualification requirements of all applicable securities laws of the states of the United States, and neither the Company nor any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.11. Preemptive Rights. There are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock of the Company.

Section 3.12. Compliance. Neither the Company nor any of its subsidiaries has materially violated or is in material violation of any judgment, decree or order or any Law applicable to the Company. The Company is not in violation or default of any provisions of the Certificate of Incorporation or the Bylaws and none of the Company's Subsidiaries is in violation nor default of any provisions of their respective organizational documents. The Company and each of its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct its business, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit and to the knowledge of the Company there is no basis for any of the foregoing. The Company has fulfilled and performed all of its material obligations with respect to the such certificates, authorizations and permits, and no event has occurred that allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Company under any such certificate, authorization or permit. Neither the Company nor any of its Subsidiaries is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), except as does not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. None of the Company, any of its Subsidiaries or any director, officer, agent, employee or other Person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries: (i) used any Company funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from Company funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 3.13.     Environmental Matters.   The Company (i) is  in compliance in
all material respects with any and all Environmental Laws; (ii) has received all permits, licenses, certifications, franchises, clearances or other approvals required of it under applicable Environmental Laws, to conduct its business to date as described in the Exchange Act Documents; and (iii) is in compliance in all material respects with all terms and conditions of any such permit, license certification, franchise, clearance or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses, certifications, franchises, clearances or other approvals or failure to comply with the terms and conditions of such permits, licenses, certifications, franchises, clearances or approvals would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not presently subject to any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up and any potential liabilities to third parties) that would, individually or in the aggregate, have a Material Adverse Effect. To the Company's knowledge, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company. To the Company's knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, or any of its predecessors in interest, relating to hazardous materials or any Environmental Laws. To the Company's knowledge, no property that is or has been owned, leased or occupied by the Company has been designated as a Superfund Site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended ("CERCLA"), or otherwise designated as a contaminated site under applicable state or local law under circumstances that would be reasonably likely to have a Material Adverse Effect, and the Company has not been named as a "potentially responsible party" under CERCLA.

Section 3.14 Full Disclosure. No statement contained in this Agreement contains any untrue statement of a material fact regarding or relating to the Company or omits to state any material fact regarding or relating to the Company that is necessary, in light of the circumstances under which it was made, in order to avoid statements herein being misleading.

Section  3.15     Intellectual  Property.

(a) Except as set forth in Section 3.15 of the Disclosure Schedules, the Company and each of its Subsidiaries owns or possesses sufficient rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, copyrights, information and other proprietary rights and processes (collectively, "INTELLECTUAL PROPERTY"), which are necessary to conduct its or their respective businesses as currently conducted and as described in the SEC Documents free and clear of all Liens, except where the failure to own or possess free and clear of all Liens claims would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(b) Neither the Company nor any of its Subsidiaries has received any written notice of, nor has knowledge of, any infringement of or conflict with rights of others with respect to any Intellectual Property and neither the Company nor any of its Subsidiaries has knowledge of any infringement, misappropriation or other violation of any Intellectual Property by any third party, which, in either case, either individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(c) To the Company's knowledge, none of the patent rights owned or licensed by the Company or any of its Subsidiaries are unenforceable or invalid.

Section 3.16. Registration Rights. Except as provided in the Registration Rights Agreement and except as set forth in Section 3.16 of the Disclosure Schedules, the Company is not currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or registered or qualified with any other governmental authority.

Section  3.17.     Title  to Property and Assets. Except as set forth in Section
3.17 of the Disclosure Schedules, the properties and assets of the Company and its Subsidiaries are owned by the Company and its Subsidiaries free and clear of all Liens except as (i) described in the SEC Documents, (ii) would not, individually or in the aggregate, materially affect the value of such property or materially interfere with the use made or to be made of such property by them, or (iii) would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect. The Company, in accordance with normal industry practice, has timely paid all royalties, rentals or other payments due under all of the leases, subleases and options to acquire leases material to the business of the Company (the "Subject Leases"), except for those payments which are subject to a bona fide dispute and which will not result in grounds for cancellation of any Subject Lease. The Company, in accordance with normal industry practice, has taken all customary action to cause the Subject Leases to be in full force and effect, except where the failure to do so would not, individually or in the aggregate, reasonably be likely to have a Company Material Adverse Effect.

Section 3.18. Other Agreements. The participation, joint development, joint operating, farm-out and other agreements relating to rights of the Company with respect to the ownership, lease or operation of oil and natural gas properties or the exploration for, development of, or production of oil and natural gas reserves thereon, constitute valid and binding agreements of the Company that are parties thereto and, to the knowledge of the Company, of the other parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles.

Section 3.19. Investment Company. The Company does not conduct, and does not intend to conduct, its business in a manner in which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

Section 3.20. Taxes. Except as set forth in Section 3.20 of the Disclosure Schedules, the Company and each of its Subsidiaries has filed or has valid extensions of the time to file all necessary federal, state, and foreign income and franchise tax returns due prior to the date hereof and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any material tax deficiency that has been or might be asserted or threatened against it or any of its Subsidiaries.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser, severally and not jointly, represents and warrants to the Company on and as of the date of this Agreement and on and as of the Closing Date, as follows:

Section 4.01. Authority. Such Purchaser has all necessary corporate power and authority to execute, deliver and perform its obligations under the Basic Documents to which it is a party and to consummate the transactions contemplated thereby; the execution, delivery and performance by such Purchaser of each of the Basic Documents, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary action on its part; and the Basic Documents constitute the legal, valid and binding obligations of such Purchaser, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar Laws affecting creditors' rights generally or by general principles of equity.

Section 4.02. NoBreach. The execution, delivery and performance by such Purchaser of the Basic Documents to which it is a party and all other agreements and instruments in connection with the transactions contemplated by the Basic Documents to which it is a party, and compliance by such Purchaser with the terms and provisions hereof and thereof and the purchase of the Subject Shares by such Purchaser do not and will not violate any provision of any Law, governmental permit, determination or award having applicability to such Purchaser or any of its Properties.

Section 4.03. Investment. The Subject Shares are being acquired for such Purchaser's own account, not as a nominee or agent, and with no present intention of distributing the Subject Shares or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities Laws of the United States of America or any state, in each case without prejudice, however, to such Purchaser's right at all times to sell or otherwise dispose of all or any part of the Subject Shares under a registration statement under the Securities Act and applicable state securities Laws or under an exemption from such registration available thereunder. If such Purchaser should in the future decide to dispose of any of the Subject Shares, such Purchaser understands and agrees that it may do so only (i) in compliance with the Securities Act and applicable state securities Law, as then in effect, or pursuant to an exemption therefrom or (ii) in the manner contemplated by any registration statement pursuant to which such securities are being offered.

Section 4.04. Nature of Purchaser. Such Purchaser represents and warrants to, and covenants and agrees with, the Company that (a) it is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Subject Shares, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

Section 4.05. Legend. It is understood that any certificates evidencing the Subject Shares initially will bear the following legend: "These securities have not been registered under the Securities Act of 1933, as amended. These securities may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or the issuer has received documentation reasonably satisfactory to it that such transaction does not require registration under such Act."

ARTICLE V

COVENANTS

Section 5.01. Taking of Necessary Action. Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement, including the filing of an additional listing application with the AMEX with respect to the Subject Shares and diligently pursuing the approval of such application.

Section 5.02. Tax Information. The Company shall cooperate with the Purchasers and provide the Purchasers with any reasonably requested tax information related to its ownership of the Subject Shares.

ARTICLE VI

CLOSING DELIVERIES

Section 6.01. Company Deliveries. At the Closing, subject to the terms and conditions of this Agreement, the Company shall have delivered, or caused to be delivered, to the Purchasers certificates representing the Subject Shares.

Section 6.02. Purchaser Deliveries. At the Closing, subject to the terms and conditions of this Agreement, the Purchasers shall have delivered, or caused to be delivered, to the Company payment of the Purchase Price by wire transfer of immediately available funds to an account designated in writing (including via email) by the Company.

Section 6.03. Registration Rights Agreement. At the Closing, the Purchasers and the Company shall enter into a registration rights agreement covering the Subject Shares on mutually acceptable terms.

Section 6.04. Legal Opinion. The Purchasers shall have received an opinion on behalf of the Company, dated as of the closing date, from counsel to the Company reasonably acceptable to the Purchasers, in the form attached hereto as Exhibit B.

Section 6.05. American Stock Exchange. The Company shall provide evidence to the Purchasers that the Subject Shares have been approved for listing on the AMEX.

Section 6.06. Credit Agreement Letter. Knight Energy Group II, LLC shall have received a written notice from Spindrift Partners, L.P., that, to its knowledge, the Company is not in default under the Credit Agreement dated as of March 23, 2007, by and among Westside Energy Production Company, L.P., Westside Energy Operating Company, L.P., the Company, Spindrift Partners, L.P., as Administrative Agent, and the Lenders party thereto.

ARTICLE VII

INDEMNIFICATION, COSTS AND EXPENSES

Section 7.01. Indemnification bythe Company. The Company shall indemnify, defend and hold harmless each Purchaser and its Representatives, their respective predecessors and successors, and their respective stockholders, partners, members, trustees and Representatives (collectively, "Indemnified Parties") from and against, any and all claims, liabilities, obligations, losses, fines, penalties, costs, interests, amounts paid in settlement of claims, Actions, suits, proceedings (including any investigations, litigation or inquiries), demands, causes of action and damages, whether absolute, accrued, conditional or otherwise and whether or not involving a third party claim, and, in connection therewith, and promptly upon demand, pay and reimburse each of them for all costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of or in any way related to:

(a) any inaccuracy in or breach of any of the representations or warranties made by the Company herein or in any of the Basic Documents;

(b) any breach or nonperformance by the Company of any of the covenants, obligations or other agreements of the Company contained herein or in any of the Basic Documents; or

(c) any legal action brought by a shareholder of the Company other than the Purchasers or by any governmental authority as a result of the transaction contemplated by this Agreement

ARTICLE VIII

MISCELLANEOUS

Section 8.01. Interpretation. Article, Section, Schedule and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word "including" shall mean "including but not limited to". If any provision in the Basic Documents is held to be illegal, invalid, not binding or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect.

Section 8.02. Survival of Provisions. All representations and warranties of the Company contained in this Agreement, including any schedules made a part hereof, and any covenants or other agreements the performance of which are specified to occur on or prior to the Closing, shall survive for a period of two years following the Closing Date; provided, however, that claims asserted in writing by any Indemnified Party with reasonable specificity prior to the expiration of the applicable indemnification period shall not thereafter be barred by the expiration of the applicable indemnification period. Any covenant or other agreement contained herein, any portion of the performance of which may or is specified to occur after the Closing, including without limitation Section

7.01 of this Agreement, shall survive the Closing hereunder and remain in full force and effect indefinitely.

Section  8.03.     No  Waiver;  Modifications  in  Writing.

(a) Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(b) Specific Waiver. No amendment, waiver, consent, modification or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of the Parties or each of the original signatories thereto affected by such amendment, waiver, consent, modification or termination.

Section 8.04. Binding Effect. This Agreement shall be binding upon the Company, the Purchasers, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and as provided in Article VII, and their respective successors and permitted assigns.

Section 8.05. Communications. All notices and demands provided for hereunder shall be in writing and shall be given by regular mail, registered or certified mail, return receipt requested, facsimile, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the following addresses:

(a)     If  to  the  Company:

Westside  Energy  Corporation
3131  Turtle  Creek  Boulevard
Suite  1300
Dallas,  Texas  75219
Attention:  Douglas  G.  Manner
Telephone:  (214)  522-8990

with a copy to:

Haynes  and  Boone,  LLP
1221  McKinney  Street,  Suite  2100
Houston,  Texas  77010
Attention:  Guy  Young,  Esq.
Telephone: (713) 547-2081

(b)     If  to  Purchaser,  to  the  address  shown  on  the  signature  page:

or to such other address as the Company or any Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery or via electronic mail.

Section 8.06. Entire Agreement. This Agreement and the other Basic Documents are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein with respect to the rights granted by the Company or the Purchasers set forth herein or therein. This Agreement and the other Basic Documents supersede all prior agreements and understandings between the Parties with respect to such subject matter.

Section 8.07. Governing Law. This Agreement will be construed in accordance with and governed by the Laws of the State of Texas without regard to principles of conflicts of Laws.

Section 8.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 8.09. Expenses. All costs and expenses incurred by the parties hereto in connection with the consummation of the transactions contemplated hereby shall be borne solely and entirely by the party which has incurred such expenses. If any action at law or equity is necessary to enforce or interpret the terms of the Basic Documents, the prevailing Party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

Section 8.10. Announcements. No party hereto shall make any public announcement or similar publicity of the transactions contemplated by this Agreement, or identify any Purchaser without first obtaining the prior written consent of the other party; provided that nothing contained herein shall prohibit any party hereto from making any public announcement if such party determines in good faith, on the advice of legal counsel, that such public disclosure is required by applicable law so long as such party consults with the other party, prior to making such disclosure.

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.

WESTSIDE  ENERGY  CORPORATION


By:___________________
Name:_________________
Title:__________________

                   PURCHASERS:     ADDRESS:     NO. OF SHARES:

SPINDRIFT  PARTNERS,  L.P.

By: Wellington Management Company, LLP, as investment adviser
c/o Wellington Management Company, LLP
75  State  Street
Boston,  MA  02109

By:___________________
Name:_________________
Attn:  Legal  Services/Steven  M.  Hoffman
Title:__________________          576,857

SPINDRIFT  INVESTORS  (BERMUDA),  L.P.
By: Wellington Management Company, LLP, as investment adviser
Wellington Management Company, LLP
75 State Street
Boston, MA  02109

By:___________________
Name:_________________
Attn:  Legal Services/Steven M. Hoffman
Title:__________________          686,300

KNIGHT  ENERGY  GROUP  II,  LLC
210  Park  Avenue,  Suite  3000
Oklahoma  City,  OK  73102     1,192,983

By:___________________
Name:_________________
Title:__________________